Exhibit 10.4

Sanrio

June 4, 2013

Exclusive Distribution Agreement

Mr. Masatoshi Suga

CFO & Vice President

Your Event Inc.

1601 Pacific Coast Highway Suite 250

Hermosa Beach, CA 90254

310-851-3227

AGREEMENT MADE this June 4, 2013 (“Effective Date”) between YOUR EVENT, INC. from hereon known as Your Event with its principal place of business at 1601 Pacific Coast Highway Suite 250 Hermosa Beach, CA 90254 and SANRIO, INC. from hereon known as Sanrio.

Sanrio hereby assigns Your Event as an exclusive wholesaler and distributor of Hello Kitty and Major League Baseball (“MLB”) co-branded products jointly planned by Your Event and MLB, then approved and manufactured by Sanrio. The duration of this agreement is limited to three years from the Effected Date stated above. Sales of such products are limited to the following retail channels:

(a)    Retail stores on the premise of “MLB” ballparks;

(b)   Retail stores owned by and directly controlled by MLB;

(c)    Online stores directly operated by MLB

Sanrio greatly appreciates your business.

Sanrio, Inc.		Your Event, Inc.

Name	Kunitsugu Yamamoto	Name	Masatoshi Suga

Title	Senior Vice President	Title	Chief Financial Officer

Signature	/s/ Kunitsugu Yamamoto	Signature	/s/ Masatoshi Suga

Date	June 4, 2013	Date	June 4, 2013

Sanrio, Inc. 570 Eccles Avenue, South San Francisco, CA 94080

telephone 650.952.2880 fax 650.872.2730 fax 650.872.2513